Exhibit 10.1

FIRST AMENDMENT TO THE

LYONDELLBASELL U.S. SENIOR MANAGEMENT DEFERRAL PLAN

Lyondell Chemical Company hereby amends the LyondellBasell U.S. Senior Management Deferral Plan, effective as of January 1, 2013, as follows:

Section 1.3, “Definitions,” is amended to add the following new definitions:

Employer Deferral means the amount deferred by the Employer on behalf of a Participant pursuant to Section 2.8.

Excess Compensation means for a Deferral Period, the excess, if any, of (i) “Base Pay” as defined in the LyondellBasell Savings Plan but determined without regard to the compensation limit under Code Section 401(a)(17) over (ii) the compensation limit under Code Section 401(a)(17).

Retirement Age means the earlier of age 65 or age 55 with at least 10 years of service. A Participant’s years of service for this purpose shall be equal to the Participant’s years of participation service under the Company qualified defined benefit pension plan in which the Participant is eligible to participate.

The definitions of Deferral Period and Deferred Compensation under Section 1.3, “Definitions,” are amended to read as follows:

Deferral Period means the particular calendar year for which a Deferral Election or Employer Deferral (for Deferral Periods beginning on or after January 1, 2013) is made; provided that the first Deferral Period shall be the period from May 1, 2012 through December 31, 2012. A new Deferral Period begins each January 1 and ends each December 31.

Deferred Compensation means the total of the amount of Salary and/or Awards a Participant elects to defer by a Deferral Election and the amount of Employer Deferrals made on behalf of the Participant.

Section 2.1, “Eligibility and Participation,” is amended to read as follows:

(a) Eligibility. Eligibility to participate in this Plan shall be limited to Eligible Employees. An employee who becomes an Eligible Employee after a Deferral Period begins shall not be eligible to make a Deferral Election until the following Deferral Period but shall be immediately eligible for an Employer Deferral if the eligibility requirements of Section 2.8(a) are satisfied.

(b) Participation. An Eligible Employee may elect to participate in the Plan by submitting a Deferral Election for a Deferral Period. An Eligible Employee shall also become a Participant upon becoming eligible for an Employer Deferral under Section 2.8(a).

A new Section 2.8, “Employer Deferral,” is added to the Plan to read as follows:

Section 2.8 Employer Deferral.

(a) Eligibility. An Eligible Employee is eligible for an Employer Deferral for a Deferral Period under this Section 2.8 if the Eligible Employee (i) has Excess Compensation for the Deferral Period and (ii) remains an Eligible Employee continuously from the first day of the Deferral Period, or the day during the Deferral Period on which the employee became an Eligible Employee, if later, through the February 15th next following the end of the Deferral Period.

(b) Amount. For each Deferral Period beginning on or after January 1, 2013, the Employer shall make an Employer Deferral on behalf of each Eligible Employee who is eligible under Paragraph (a) in an amount equal to 11% of the Eligible Employee’s Excess Compensation for the Deferral Period. Employer Deferrals shall be made regardless of whether or the extent to which the Eligible Employee makes contributions under the LyondellBasell Savings Plan, and the amount of Employer Deferrals shall not be affected by the actions or inactions of the Eligible Employee under the LyondellBasell Savings Plan or any other qualified employer plan (as defined under Code Section 409A).

Section 3.2, “Deferred Compensation,” Paragraph (a), Crediting of Cash Compensation, is amended to add the following to end thereof:

A Participant’s Employer Deferral with respect to a Deferral Period shall be credited to the Participant’s Deferred Cash Compensation Account on or as soon as administratively practicable after the February 15th next following the end of the Deferral Period.

Section 3.2, “Deferred Compensation,” Paragraph (b), Crediting of Stock Awards, is amended to read as follows:

(b) Crediting of Stock Awards. A Participant’s deferred Stock Awards shall be credited as whole shares of Common Stock in the Participant’s Deferred Stock Compensation Account. Any Deferral Election resulting in a fractional number of shares shall be rounded up to the nearest whole share of Common Stock.

Section 3.2, “Deferred Compensation,” Paragraph (c), Withholding, is amended to read as follows:

(c) Withholding. The Company shall have the right to withhold from Salary or any other amount credited to a Participant’s Deferred Cash Compensation Account for the Deferral Period (or otherwise to cause the Participant, his Beneficiary or the executor or administrator of his estate to pay) any federal, state, local or foreign taxes required to be withheld for any Deferred Compensation for such Deferral Period, including, but not limited to, Medicare taxes.

Section 3.3, “Earning Equivalents,” Paragraph (a), Deferred Cash Compensation Account, is amended to add the following to the end thereof:

In the event a Participant fails to make a proper investment designation, the Participant’s Deferred Cash Compensation Account shall be deemed to be invested in the core fund investment option designated as the default investment option under the LyondellBasell Savings Plan or in such other core fund investment option as may be designated by the Compensation Committee.

Section 4.5, “Valuation and Settlement,” shall be amended to add the following to the end thereof:

If amounts are withheld from a Participant’s Deferred Stock Compensation Account pursuant to the foregoing, any remaining fractional share of Common Stock shall be converted to cash based on the Fair Market Value, as defined in the Long-Term Incentive Plan, and distributed to the Participant in cash.

Section 4.8, “Tax Withholding and Other Permitted Accelerated Payments,” shall be amended to add the following to the end thereof:

Such reduction shall be in whole shares, and any fractional share will be rounded up to the nearest whole share of Common Stock. Fractional shares not required to satisfy employment taxes pursuant to Treasury Regulations Section 1.409A-3(j)(4)(vi) shall be converted to cash based on the Fair Market Value, as defined in the Long-Term Incentive Plan, and credited to the Participant’s Deferred Cash Compensation Account.

The new Section 4.9, “Employer Deferrals,” shall be added to the Plan to read as follows:

Section 4.9 Employer Deferrals

The provisions of this Section shall apply to amounts attributable to Employer Deferrals notwithstanding any Plan provisions to the contrary.

(a) Distributions. Section 4.1 shall not apply to the portion of a Participant’s Account attributable to Employer Deferrals. Subject to the other provisions of this Article IV, distribution of such amounts shall be made in the form of a single lump sum not more than 60 days following the Valuation Date of the first full calendar month following the earliest to occur of: (1) the later of a Separation from Service or attainment of Retirement Age, (2) a Change of Control, (3) death, or (4) Disability.

(b) Distribution Elections. With respect to the portion of a Participant’s Account attributable to Employer Deferrals, the Participant (1) may, subject to Paragraph (c) below, make an election under Section 4.2(a) only if at the time of the election, the Participant is eligible to elect a deferral of Salary under Section 2.2 and (2) may not make any election under Section 4.3(a).

(c) Initial Employer Deferrals. A Participant may not make any Distribution Election with respect to the portion of a Participant’s Account attributable to Employer Deferrals made for the Deferral Period beginning on January 1, 2013, or for a Participant who becomes an Eligible Employee after January 1, 2013, for the Deferral Period during which the Participant becomes an Eligible Employee. However, a Participant may make any Distribution Election permitted under Paragraph (b) above with respect to Employer Deferrals for subsequent Deferral Periods at the same time that his Deferral Election for the Deferral Period would be required under Section 2.3, regardless of whether or not the Participant actually makes a Deferral Election.

(d) Small Amounts. In the event of a Participant’s Separation from Service, if the lump sum amount of the portion of the Participant’s Account attributable to Employer Deferrals is less than $10,000, the Company may, in its sole discretion, require the immediate distribution of such amount in a lump sum. Any such distribution shall satisfy the requirements of Treasury Regulation Section 1.409A-3(j)(4)(v).

IN WITNESS WHEREOF, the undersigned, being duly authorized on behalf of Lyondell Chemical Company, has executed this Instrument on this 29th day of April, 2013.

ATTEST:		LYONDELL CHEMICAL COMPANY

By:	/s/ Mindy G. Davidson	By:	/s/ Jacquelyn H. Wolf
	Assistant Secretary		Jacquelyn H. Wolf,
Senior Vice President and
Chief Human Resources Officer

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